UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Press release

Noble Corporation plc publishes proxy statement and notice to convene its 2023 annual general meeting of shareholders

SUGAR LAND, TEXAS, March 23, 2023 - Noble Corporation plc (“Noble”) (CSE: NOBLE, NYSE: NE) hereby announces the publication of its proxy statement and notice to convene its 2023 annual general meeting of shareholders. The annual general meeting of shareholders will be held on

May 2, 2023 at 1:30 p.m., local time,

as a physical meeting at JW Marriott Grosvenor House London, 86-90 Park Lane, London, United Kingdom W1K 7TN

The 2023 proxy statement and notice to convene the annual general meeting of shareholders is enclosed.

Further information about the annual general meeting of shareholders is available at https://noblecorp.com/2023-Annual-General-Meeting.

Contact Noble Corporation

Ian Macpherson

Vice President of Investor Relations

T: +1 713-239-6507

M: imacpherson@noblecorp.com

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. For further information visit www.noblecorp.com or email investors@noblecorp.com.

IMPORTANT INFORMATION

This announcement is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble.

Certain statements in this announcement, including any attachments hereto, may constitute forward-looking statements. Forward-looking statements are statements (other than statements of historical fact) relating to future events and Noble and its subsidiaries (collectively, the “Noble Group”) anticipated or planned financial and operational performance. The words “targets”, “believes”, “continues”, “expects”, “aims”, “intends”, “plans”, “seeks”, “will”, “may”, “might”, “anticipates”, “would”, “could”, “should”, “estimates”, “projects”, “potentially” or similar expressions or the negatives thereof, identify certain of these forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Other forward-looking statements can be identified in the context in which the statements are made.

Although Noble believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this announcement, such forward-looking statements are based on Noble’s current expectations, estimates, forecasts, assumptions and projections about the Noble Group’s business and the industry in which the Noble Group operates and/or which has been extracted from publications, reports and other documents prepared by the Noble Group and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other important factors beyond the Noble Group’s control that could cause the Noble Group’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Any forward-looking statements included in this announcement, including any attachment hereto, speak only as of today. Noble does not intend, and does not assume, any obligations to update any forward-looking statements contained herein, except as may be required by law or the rules of the New York Stock Exchange or Nasdaq Copenhagen. All subsequent written and oral forward-looking statements attributable to Noble or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained in this announcement, including any attachment hereto.